Exhibit 23 -- Consent of Independent Auditors




We consent to the incorporation by reference in this Annual Report (Form 10-K) of Great Northern Iron Ore Properties of our report dated January 26, 1996, included in the 1995 Annual Report to Certificate Holders of Great Northern Iron Ore Properties.


                                                        /s/ Ernst & Young LLP


Minneapolis, Minnesota
January 26, 1996